ENERGY FUELS INC. – ENTITY ORGANIZATION CHART 2021



1 50% owned by EFR Colorado Plateau LLC
50% owned by Mesa Uranium
2 81% owned by Uranerz Energy Corporation
19% owned by United Nuclear, LLC
3 99% owned by EFR Recovery Corp., 1% owned by EFHC
Energy Fuels Inc. (Ontario)
100%
Magnum Uranium Corp. (British Columbia)
100%
Titan Uranium Inc. (Canada)
100%
Uranium Power Corp. (British Columbia)
100%
Energy Fuels Exploration Inc. (Ontario)
100%
Strathmore Minerals Corp. (British Columbia)
100%
Strathmore Resources (US) Ltd. (Nevada)
100%
Wyoming Gold Mining Company, Inc. (Wyoming)
100%
Roca Honda Resources LLC (Delaware)
77%
20%
3%
Energy Fuels Holdings Corp. (Delaware)
EFR Utah, Inc. (Utah)
100%
Magnum Minerals USA Corp. (Nevada)
Energy Fuels Wyoming Inc. (Nevada)
EFR Arizona Strip LLC (Colorado)
Energy Fuels Resources (USA) Inc. (Delaware)
EFR Henry Mountains LLC (Colorado)
Uranerz Energy Corp. (Nevada)
Leoncito Project, LLC (Texas)
Leoncito Plant, LLC (Texas)
EFR Alta Mesa LLC (Texas)
EFR Colorado Plateau LLC (Colorado)
EFR White Mesa LLC (Colorado)
EFR Properties LLC (Colorado)
EFR Recovery Corp. (Delaware)
EFR White Canyon Corp. (Delaware)
100%
Wate Mining Company LLC (Arizona)
EFR Services LLC (Colorado)
81%
Arkose Mining Venture 2
100%
Leoncito Restoration LLC (Texas)
100%
Arizona Strip Partners LLC (Delaware)
100%
Colorado Plateau Partners LLC (Delaware)
50%
West Lisbon, LLC (Delaware) 1
IUC Reno Creek LLC (Colorado)
99%
EFR Recovery LLC (Colorado) 3